Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-283525) of our report dated July 24, 2025, relating to the consolidated financial statements of Primech Holdings Limited and Subsidiaries as of March 31, 2025 and 2024 and for the years then ended, included in this Annual Report on Form 20F for the year ended March 31, 2025.

/s/ Weinberg & Company, P.A.

Los Angeles, California

July 24, 2025